EXHIBIT 32.1

Section 1350 Certification of the Chief Executive Officer

I, Peter S. Kirlin, Chief Executive Officer of Photronics, Inc. (the “Company”), certify, to my knowledge, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C Section 1350, that:

(1)
The Quarterly Report on Form 10-Q of the Company for the quarter ended April 30, 2017, (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

The foregoing certification is being furnished pursuant to 18 U.S.C. § 1350 and will not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section. Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates it by reference

/s/ PETER S. KIRLIN

Peter S. Kirlin
Chief Executive Officer
June 8, 2017